UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – NOVEMBER 30, 2015

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 30, 2015, the Board of Directors of Epcylon Technologies, Inc., a corporation organized under the laws of the State of Nevada (the "Company") authorized the issuance of an aggregate 5,000,000 shares of restricted common stock to Peter George, the Company's prior Chief Executive Officer and member of the Board of Directors who resigned March 4, 2015 ("George").

Previously, the Company had entered into that certain loan agreement dated May 21, 2014 in the principal amount of $50,000 (the "May 2014 Loan Agreement") with George pursuant to which the Company agreed to repay George principal and accrued thirteen months from the execution date and George has the right to convert all or a portion of the principal and accrued interest into shares of Series B Preferred Stock at a conversion rate which shall be the lowest trading price of the Company's shares of common stock on the OTCQB for the preceding five business days. The Company had also entered into that further certain loan agreement dated July 24, 2014 in the principal amount of $950,000 (the "July 2014 Loan Agreement") with George pursuant to which the Company agreed to repay George principal and accrued interest thirteen months from the execution date and George has the right to convert all or a portion of the principal and accrued interest into shares of Series B Preferred Stock at a conversion rate which shall be the lowest trading price of the Company's shares of common stock on the OTCQB for the preceding five business days. The Board of Directors has determined that the lowest trading price of the Company's shares of common stock on the OTCQB for the preceding five business days is $0.20 (the "Conversion Price");

In accordance with the terms of the May 2014 Loan Agreement and the July 2014 Loan Agreement, the loans converted to series B preferred stock on the expiry date of the loans.

On November 30, 2015, the Board of Directors received a notice of conversion dated November 30, 2015 (the "Preferred Notice of Conversion") pursuant to which George has elected to convert the 5,000,000 shares of Series B preferred stock into 5,000,000 shares of common stock on a one for one basis (1:1).

The shares were issued in a private transaction to George, a non-United States resident, in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. George acknowledged that the securities to be issued have not been registered under the Securities Act and that he understood the economic risk of an investment in the securities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: November 30, 2015	/s/ Kyle Appleby
Name: Kyle Appleby
Title: Chief Financial Officer